SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) - March 20, 2003

                                 ---------------

                               TRENWICK GROUP LTD.
             (Exact name of registrant as specified in its charter)

            Bermuda                       1-16089                98-0232340
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

      LOM Building, 27 Reid Street                  Not Applicable
       Hamilton, HM 11, Bermuda                       (Zip Code)
(Address of principal executive offices)

                                 (441) 292-4985
                         (Registrant's telephone number,
                              including area code)

                                      None
             (Former name or address, if changed since last report)
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Item 5. Other Events.

      On March 20, 2003, the New York Stock Exchange issued a press release announcing that the common shares of Trenwick Group Ltd. ("Trenwick") and the Series A Perpetual Preferred Shares of LaSalle Re Holdings Ltd. ("LaSalle Re Holdings") would be delisted prior to the opening of the market on Tuesday, March 25, 2003 or such earlier date as (i) Trenwick commences trading in another securities marketplace or (ii) there is a material adverse development.

      A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

      As a consequence of delisting, except as noted below, all transfers of shares involving holders of Trenwick's or LaSalle Re Holdings' securities must be approved by the Bermuda Monetary Authority ("BMA") before they can be entered into Trenwick's or LaSalle Re Holdings' share register. This procedure will only apply to share transfers involving shareholders who hold shares in their own name on Trenwick's or LaSalle Re Holdings' share register (a "record holder"). Shareholders who hold through nominees, brokers, or banks, which in turn have accounts through other nominees, will not be affected by this approval procedure unless one of the parties to the transfer becomes a record holder on Trenwick's or LaSalle Re Holdings' share register or the number of shares held by an existing record holder is increased or decreased by the transfer.

      The BMA has complete discretion to grant or withhold permission for transfers and is not required to disclose the reason for a declination. The BMA looks at each transfer request for indications of fraudulent or illegal activity such as money laundering as well as other irregularities. Trenwick's and LaSalle Re Holdings' respective transfer agents will be instructed to notify them immediately of any request for transfers involving record holders and hold the transfer until notified of the BMA's approval.

      The pre-approval process will cause a delay in a share transfer. Any transfer involving more than five percent of the outstanding common shares or perpetual preferred shares requires additional information be provided to the BMA, including a sworn Personal Declaration and a compliance questionnaire.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release of the New York Stock Exchange issued March 20, 2003.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRENWICK GROUP LTD.


                                        By: /s/ Alan L. Hunte
                                           -------------------------------------
                                          Title: Executive Vice President
                                                 & Chief Financial Officer

Dated: March 20, 2003


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

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

   99.1           Press release of the New York Stock Exchange issued March 20,
                  2003.


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